UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2025

FS Specialty Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	811-24080 (Commission File Number)	33-4638504 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2025, FS Specialty Lending Fund converted from a business development company to a closed end-fund registered under the Investment Company Act of 1940, as amended (the "1940 Act"), by merging with and into a Delaware statutory trust registered under the 1940 Act as a closed-end management investment company, pursuant to the Agreement and Plan of Reorganization, dated as of April 22, 2025, among FS Specialty Lending Fund and the newly formed closed-end fund, New FS Specialty Lending Fund, and, for the limited purposes set forth therein, FS/EIG Advisor, LLC, the investment adviser to FS Specialty Lending Fund.

The closed-end fund is the successor to FS Specialty Lending Fund, and the accounting and performance record of the closed-end fund will be that of FS Specialty Lending Fund. Upon the closing of the reorganization, the closed-end fund changed its name to FS Specialty Lending Fund (the “Fund”). The Fund’s investment adviser concurrently changed its name to FS Specialty Lending Advisor, LLC (the “Adviser”).

The Fund entered into an Investment Advisory Agreement with the Adviser dated as of October 28, 2025 (the “Advisory Agreement”). The Advisory Agreement provides for a base management fee and incentive fee calculation applicable to quarters ended prior to the date of the listing (the “Listing Date”) of the Fund’s common shares (the “Pre-Listing Fee Rate”) and a different base management fee and incentive fee calculation applicable to quarters ended after the Listing Date (the “Post-Listing Fee Rate”). The Adviser has agreed that, for the period from October 28, 2025 to the Listing Date, to the extent that the Pre-Listing Fee Rate would result in an aggregate base management fee and incentive fee (the “Applicable Fee”) that is less than the aggregate base management fee and incentive fee that would result from the Post-Listing Fee Rate, the Adviser will waive a portion of the base management fee and/or incentive fee such that for the period from October 28, 2025 to the Listing Date, the aggregate base management fee and incentive fee paid by the Fund will not exceed the Applicable Fee.

A copy of the waiver letter is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On November 7, 2025, the Fund posted on its website (https://www.futurestandard.com/investments/fs-specialty-lending-fund) a presentation providing information related to the financial and operating condition of the Fund as of, and for the quarter ended, September 30, 2025 as well as an overview of the Fund’s portfolio as of September 30, 2025 and November 4, 2025, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The presentation contains forward-looking statements regarding the Fund and includes a cautionary note identifying important factors that could cause actual results to differ from those anticipated. Except as may be required by federal securities laws, the Fund undertakes no duty or obligation to update or revise the information contained in the presentation.

The information contained in this Item 2.02 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Planned NYSE Listing

On November 7, 2025, the Fund announced that the Fund anticipates that its common shares of beneficial interest will begin trading on the New York Stock Exchange on Thursday, November 13, 2025, with the ticker symbol “FSSL” effective as of market open that day (the “Listing”). There can be no assurance that the Fund will be able to complete the Listing in the expected timeframe, or at all.

Company-Focused Investment Vehicle

Franklin Square Holdings, L.P. (“FS”), the parent company of the Adviser, intends to commit capital to a newly formed investment vehicle established to invest from time to time in common shares of the Fund (“Shares”), initially in an amount up to $20 million of purchases, which amount may be increased in the future. All of the investment vehicle’s decisions regarding the investment or voting of any Shares that it owns will be made by an investment committee consisting of three or more persons who are not officers or directors of the Fund. There can be no assurance that the investment vehicle will purchase any Shares.

Potential Purchases by Members of Management and Board of Trustees

Certain members of the Fund’s management and board of trustees have expressed an interest in purchasing Shares in the open market following the Listing. There can be no assurance that these individuals will purchase any Shares.

Participating Funds Total Return Swaps

Prior to the Listing, certain funds sponsored by FS (the “Participating Funds”) are expected, subject to final determination by the investment adviser to each Participating Fund, to enter into a share swap confirmation with a financial institution (“TRS Counterparty”) governing an equity total return swap (each, an “Equity TRS”) for Shares. The investment adviser to each Participating Fund is wholly-owned by FS. Each Equity TRS is expected to enable the relevant Participating Fund to obtain the economic benefit of owning Shares, in return for an interest-type payment to the TRS Counterparty. Each Equity TRS is expected to have a term of three years, but may be terminated, in each case, earlier in whole or in part following the occurrence of certain prescribed events agreed to between the TRS Counterparty and the relevant Participating Fund. The aggregate initial maximum amount of Shares expected to be referenced in the two Equity TRSs is $75 million, which amount may be increased in the future.

Prior Investment Matter

As previously disclosed, the Adviser is now wholly owned by FS. Affiliates of the former part owner of the Adviser (the “Ex Owner”) have been named in litigation related to certain investments (the “Investments”) in which the Fund and others were investors, and affiliates of the Ex Owner are alleged to have been operators.  Neither the Fund nor the Adviser participated in the management, operation or control of the Investments or is a party to the litigation.  However, the Ex Owner and certain of its affiliates are seeking contribution from the Fund and the Adviser for their attorneys’ fees and other costs in connection with the litigation, including any potential settlement or judgment, based on the Fund’s pro rata interest in the Investments.  The Fund and the Adviser are evaluating this request, including whether there is any obligation to contribute.  If any contribution is required, the Fund would expect to seek coverage under applicable insurance policies, subject to the deductibles, limits and other terms and conditions of those policies.  There can be no assurance that coverage will be available in whole or in part.  If any contribution is required, any portion that is not covered by insurance could be material.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Fund, including but not limited to, anticipated distribution rates and liquidity events. Words such as “intends,” “will,” “believes,” “expects,” “projects,” “future” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy due to geo-political risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, litigation and other costs related to the Investments, the ability of the Fund to complete the listing of the common shares on a national securities exchange, the price at which the common shares may trade on a national securities exchange, and failure to list the common shares on a national securities exchange, and such other factors that are disclosed in the Fund’s filings with the Securities and Exchange Commission. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Fee Waiver Letter
99.1	Presentation of Financial and Operating Condition and Portfolio Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Specialty Lending Fund

Date:	November 7, 2025	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel